Exhibit 5.1

January 22, 2013

Board of Directors

Cardinal Financial Corporation

8270 Greensboro Drive, Suite 500

McLean, Virginia 22102

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cardinal Financial Corporation, a Virginia corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with a proposed maximum aggregate offering price of up to $100,000,000: (1) shares of preferred stock (the “Preferred Shares”), to be issued in one or more series; (2) shares of common stock (the “Common Shares”); (3) warrants (the “Warrants”) to purchase Common Shares or Preferred Shares; (4) stock purchase contracts (the “Stock Purchase Contracts”), obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of Common Shares or Preferred Shares at a future date or dates; and (6) units (the “Units”) each comprised of any combination of Preferred Shares, Common Stock, Warrants and Stock Purchase Contracts.  The Preferred Shares, the Common Shares, the Warrants, the Stock Purchase Contracts and the Units are collectively referred to herein as the “Offered Securities.”

We have examined such corporate proceedings, records, and documents as we considered necessary for the purposes of this opinion.

The opinions expressed herein are limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that:

A Professional Corporation

NORTH CAROLINA  •  VIRGINIA  •  WASHINGTON, D.C.  •  LONDON

200 South 10th Street, Suite 1600 (23219)   P.O. Box 1320   Richmond, VA 23218-1320   Tel: 804.420.6000   Fax: 804.420.6507
www.williamsmullen.com

1.                                      With respect to any series of Preferred Shares to be offered pursuant to the Registration Statement (the “Offered Preferred Shares”), when (A) a certificate of amendment has been issued by the State Corporation Commission of the Commonwealth of Virginia with respect to the designation of the Offered Preferred Shares, and (B) certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, any Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other validly issued Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and non-assessable.

2.                                      With respect to any Common Shares to be offered pursuant to the Registration Statement (the “Offered Common Shares”), when certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other validly issued Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and non-assessable.

3.                                      With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (A) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered, and (B) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

4.                                      With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (A) a stock purchase agreement relating to the Offered Stock Purchase Contracts (the “Stock Purchase Agreement”) has been duly authorized, executed and delivered, and (B) the Offered Stock Purchase Contracts have been duly executed and countersigned in accordance with the Stock Purchase Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

5.                                      With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when the Offered Units have been duly executed and countersigned in accordance with the collateral arrangements, if any, and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement and any post-effective amendments shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet, if applicable, with respect to the Offered Securities shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors (or a duly authorized committee thereof) shall have duly established the terms of such security and duly authorized the issuance and sale of such security for the agreed consideration and such authorization shall not have been modified or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.  We have further assumed that the enforceability of any agreement or Offered Security may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent or voluntary transfer or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including the availability of equitable remedies and the extent to which equitable defenses may be raised, (C) procedural requirements of law applicable to the exercise of creditors’ remedies,  (D) judicial discretion inherent in the forum addressing enforceability, and (E) the effect of public policy on the enforceability of provisions relating to indemnification or contribution.

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus.

/s/ WILLIAMS MULLEN